Exhibit 23.5

May 31, 2021

Dingdong (Cayman) Limited

Building 6, 500 Shengxia Road,

Shanghai, 200125

People’s Republic of China

Ladies and Gentlemen,

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the references of my name in the Registration Statement on Form F-1 (the “Registration Statement”) of Dingdong (Cayman) Limited (the “Company”), and any amendments thereto, which indicate that I have accepted my appointment as a director of the Company.

Yours faithfully, /s/ Philip Wai Lap Leung
Name: Philip Wai Lap Leung